Exhibit 99.2

Contact for Walgreens:	http://news.walgreens.com
Jim Cohn	@WalgreensNews
847-315-2950	facebook.com/Walgreens

Contact for Madison Dearborn Partners:

Chuck Dohrenwend or Kate Schneiderman

Abernathy MacGregor

212-371-5999

FOR IMMEDIATE RELEASE

Walgreens and Madison Dearborn Partners Announce Agreement for Walgreens Infusion Services

•	Walgreens Infusion Services will become a new independent, privately-held company

•	Madison Dearborn Partners will own a majority interest in the new company; Walgreens to maintain a significant minority interest and have representatives on new company’s board of directors

DEERFIELD, Ill., Jan. 20, 2015 – Walgreen Co., a wholly owned subsidiary of Walgreens Boots Alliance, Inc. (Nasdaq:WBA), today announced that it has signed a definitive agreement with Madison Dearborn Partners (MDP), a leading private equity firm based in Chicago, under which MDP will acquire a majority interest in Walgreens Infusion Services.

With more than 30 years of experience, Walgreens Infusion Services is one of the nation’s largest providers of home and alternate treatment site infusion services and is considered an industry pioneer. Walgreens Infusion Services’ broad geographic footprint includes 89 infusion pharmacies and 110 alternate treatment sites in 40 states, approximately 4,700 employees and the ability to serve more than 90 percent of the U.S. population. Its clinical personnel, including nurses, pharmacists, technicians and dieticians, treat patients who are managing a broad range of acute and chronic conditions.

“This agreement will enable us to continue to strengthen the Walgreens infusion offering as part of our broad health care portfolio as we work closely with the new company, which will have a dedicated focus on this $14 billion and growing U.S. market,” said Mike Ellis, vice president, Walgreens specialty pharmacy and infusion services. “With Walgreens and MDP’s expertise, capabilities and resources, the new company will have an opportunity to play an even greater role in improving the quality and cost of infusion services.”

When the transaction closes, Walgreens Infusion Services will become a new independent, privately-held company. MDP will own a majority interest in the new company. Walgreens Boots Alliance will own a significant minority interest and have representatives on the company’s board of directors.

The transaction supports Walgreens focus on accelerating its core retail and specialty offerings. Walgreens Infusion Services will receive the additional investment and focused support it needs to continue to grow, while also benefiting from Walgreens Boots Alliance purchasing efficiencies.

Paul Mastrapa, current divisional vice president of Walgreens Infusion Services, will serve as the new company’s CEO. Financial terms of the agreement were not disclosed. The transaction is not expected to have a material impact on the earnings per share of Walgreens Boots Alliance in fiscal year 2015.

“The new company, which will have an industry-leading management team supported by MDP and Walgreens, will be positioned to provide even greater value to patients, local health systems, health plans and pharmaceutical manufacturers,” said Mastrapa.

Over the past 30 years, the principals of MDP have focused on investing in companies in partnership with outstanding management teams to achieve significant long-term appreciation in equity value. MDP has a long history of successfully investing in health care across a range of sub-sectors including hospitals, home and community-based care, skilled nursing facilities, life sciences, specialty pharmaceuticals and medical products. Investments in health care services companies include Team Health, National Mentor Holdings and Valitas. The firm’s most recent health care investments include Kaufman Hall, Ikaria and Sage Products.

“MDP looks forward to our business relationship with Walgreens, and we are confident the new company is well positioned to continue to grow in the alternate-site infusion services industry,” said Tim Sullivan, managing director, Madison Dearborn Partners. “Working in close collaboration with Paul Mastrapa and his team, and also with Walgreens, we plan to invest in additional resources and new technology to enhance the company’s preeminent capabilities as an alternate site provider of critical health care services.”

The transaction is subject to satisfaction of regulatory requirements and other conditions and is expected to close during the second quarter of calendar year 2015.

In connection with the transaction, BofA Merrill Lynch acted as financial advisor and Sidley Austin LLP acted as legal advisor to Walgreen Co., and Weil, Gotshal & Manges LLP provided antitrust counsel. MDP was advised by Barclays, Deutsche Bank and Goldman Sachs. Kirkland & Ellis acted as legal advisor to MDP and Ropes & Gray provided regulatory counsel. BofA Merrill Lynch will lead the first lien financing and Goldman Sachs Mezzanine fund is providing the second lien notes.

About Walgreens

Walgreens (www.walgreens.com), the nation’s largest drugstore chain, constitutes the Retail Pharmacy USA Division of Walgreens Boots Alliance, Inc. (Nasdaq: WBA), the first global pharmacy-led, health and wellbeing enterprise. More than 8 million customers interact with Walgreens each day in communities across America, using the most convenient, multichannel access to consumer goods and services and trusted, cost-effective pharmacy, health and wellness services and advice. Walgreens operates 8,229 drugstores with a presence in all 50 states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands. Walgreens digital business includes Walgreens.com, drugstore.com, Beauty.com, SkinStore.com and VisionDirect.com. Walgreens also manages more than 400 Healthcare Clinic and provider practice locations around the country.

About Walgreens Infusion Services

Walgreens Infusion Services specially trained infusion nurses and pharmacists treat patients with a wide range of acute, chronic and rare conditions. As one of the nation’s largest providers of home and alternate treatment site infusion services, Walgreens Infusion Services has 89 infusion pharmacies and 110 alternate treatment sites across the country.

About Madison Dearborn Partners

Madison Dearborn Partners (MDP), based in Chicago, is a leading private equity investment firm in the United States. Since MDP’s formation in 1992, the firm has raised six funds with aggregate capital of over $18 billion and has completed approximately 125 investments. MDP invests in businesses across a broad spectrum of industries, including health care; basic industries; business and government services; consumer; financial and transaction services; and telecom, media and technology services. Its health care investments include Ikaria, Kaufman Hall, National Mentor Holdings, Sage Products, Sirona Dental, Team Health and VWR International. For more information, please visit http://www.mdcp.com/.

Cautionary Note Regarding Forward-Looking Statements: Statements in this release that are not historical are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “likely,” “outlook,” “forecast,” “would,” “could,” “should,” “can,” “will,” “project,” “intend,” “plan,” “goal,” “target,” “continue,” “sustain,”

“synergy,” “on track,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, those described in Item 1A (Risk Factors) of the Walgreen Co. most recent Annual Report on Form 10-K, as amended, which is incorporated herein by reference, and in other documents that Walgreen Co. or Walgreens Boots Alliance, Inc. files or furnishes with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by law, we do not undertake, and expressly disclaim, any duty or obligation to update publicly any forward-looking statement after the date of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

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